As filed with the Securities and Exchange Commission on February 11, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GT BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	94-1620407
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212
(800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony J. Cataldo
Chief Executive Officer
9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212
(800) 304-9888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Roger W. Bivans Baker & McKenzie LLP 1900 N. Pearl Street, Suite 1500 Dallas, TX 75201, USA (214) 978 3000	Ralph V. De Martino Cavas S. Pavri Alec Orudjev Schiff Hardin LLP 901 K Street NW, Suite 700 Washington, DC 20001 Telephone: (202) 778-6400 Facsimile: (202) 778-6460

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-251311

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_______________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)		Amount of Registration Fee(6)
Units consisting of:	$3,650,000		$398.22
Shares of common stock, par value $0.001 per share (the “Common Stock”), included in the Units	—	(4)	—
Warrants to purchase common stock included in the Units	—	(4)	—
Pre-Funded Units consisting of:	$—	(3)	$—
Warrants to purchase common stock included in the Pre-Funded Units	—	(4)	—
Pre-funded warrants to purchase common stock included in the Pre-Funded Units	—	(4)	—
Underwriters’ over-allotment option (5)	$547,500		$59.73
Underwriters’ warrants (5)	$450,000		$49.10
Shares of common stock issuable upon exercise of the Underwriter’s warrants (5)	—	(4)	—
Shares of common stock issuable upon exercise of the warrants included in the Units and Pre-Funded Units	—	(4)	—
Shares of common stock issuable upon exercise of the pre-funded warrants included in the Pre-Funded Units	—	(4)	—
Shares of common stock issuable upon exercise of the warrants included in the Underwriter’s over-allotment option (5)	—	(4)	—
Total	$4,647,500		$507.05
_____________
(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any an indeterminate number of additional shares of the registrant’s common stock as may be issuable because of any future stock dividends, stock distributions, stock splits, similar capital readjustments or other anti-dilution adjustments.

(2)	All amounts in this table are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)
The registrant previously registered a maximum aggregate offering price of the units, pre-funded units, if any, the underwriters’ over-allotment option and underwriters’ warrants, including any shares of common stock issuable upon exercise of warrants included in such units, pre-funded units, underwriters’ over-allotment option and underwriters’ warrant, of $24,250,000. The aggregate offering price of the units proposed to be sold in the offering, including the additional units registered hereby, will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded units offered and sold in the offering (plus the aggregate exercise price of the shares of common stock issuable upon exercise of the pre-funded warrants included in the pre-funded units).

(4)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.

(5)
Includes additional units which may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, up to 15% of the total number of units to be offered, which may be exercised for shares of common stock, warrants or both at the election of the underwriters. We have calculated the proposed maximum aggregate offering price of the common stock underlying the underwriter’s warrants to purchase up to 5% of the securities sold in this offering by assuming that such warrants are exercisable at a price per share equal to 125% of the public offering price of the common stock in the units sold in this offering.

(6)
The registrant previously registered a maximum aggregate offering price of securities of $24,250,000 on its Registration Statement on Form S-1 (File No. 333-251311 for which a filing fee of $2,645.68 was previously paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(a) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

GT Biopharma, Inc., a Delaware corporation, is filing this registration statement with respect to the registration of additional securities pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the registration statement on Form S-1 (Registration No. 333-251311), initially filed with the Securities and Exchange Commission on December 11, 2020, as amended by Amendment No. 1 thereto filed on February 2, 2021, Amendment No. 2 thereto filed on February 8, 2021 and Amendment No. 3 thereto filed on February 9, 2021, which was declared effective on February 10, 2021, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are filed with this registration statement:

Exhibit Number	Exhibit Description

5.1*	Opinion of Baker & McKenzie LLP*
23.1*	Consent of Seligson & Giannattasio, LLP
23.2*	Consent of Baker McKenzie LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to the registration statement on Form S-1 (File No. 33-251311) and incorporated by reference herein

* Filed herewith

(b) Financial Statement Schedules

None.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 10, 2021.

GT BIOPHARMA, INC.

By:	/s/ Anthony J. Cataldo
Anthony J. Cataldo
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Anthony J. Cataldo
Anthony J. Cataldo, Chief Executive Officer and Director (principal executive officer)
February 10, 2021

/s/ Michael Handelman
Michael Handelman, Chief Financial Officer
(principal financial officer and principal accounting officer)
February 10, 2021

*
Bruce Wendel, Vice Chairman of the Board
February 10, 2021

*
Greg Berk, Director
February 10, 2021
*
Michael Breen, Director
February 10, 2021

*
Rajesh Shrotriva, Director

* By: /s/ Anthony J. Cataldo
Anthony J. Cataldo, Attorney-in-fact
February 10, 2021

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